EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED JUNE 30, 2013

ANGLETON, TX, JULY 25, 2013 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the second quarter which ended June 30, 2013.

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Net sales (in millions)	$608	$542	$630
Net income (in millions)	$8	$11	$14
Net income – non-GAAP (in millions)	$17	$12	$18
Diluted EPS	$0.16	$0.21	$0.24
Diluted EPS – non-GAAP	$0.31	$0.22	$0.32
Operating margin (%)	2.1%	2.6%	2.9%
Operating margin – non-GAAP (%)	3.5%	2.7%	3.7%

“In the second quarter, we delivered strong performance with revenue and operating margins (non-GAAP) up sequentially from the first quarter of this year,” said President and CEO Gayla J. Delly. “While the current macro environment provides limited visibility, we continue to see good long-term opportunities with new and existing customers. Our business development efforts resulted in another quarter of robust bookings, providing a solid foundation for continued growth.”

Second Quarter 2013 Highlights

•         Revenue of $608 million increased 12% from Q1 2013.

•         Revenue bookings in Q2 2013 were $135 million to $155 million.

•         During the quarter, we acquired Suntron Corporation for $19 million which includes two sites: Tijuana, Mexico and Phoenix, Arizona.

•         Non-GAAP diluted earnings per share of $0.31 was above our expectations primarily impacted by Q2 revenue strength.

•         Restructuring and integration costs of $6 million are primarily related to severance and asset impairment charges related to the closure of our Brazil manufacturing operations.

•         Asset impairment charge and other of $3 million primarily relates to the impairment of a building classified as “Held for Sale”.

•         Cash flows provided by operating activities for Q2 2013 were approximately $11 million. There were no Thailand flood insurance recoveries during Q2 2013 and the recovery process with our insurance carriers is ongoing.

•         Cash and long-term investments balance was $409 million at June 30, 2013.

•         Accounts receivable was $464 million at June 30, 2013; calculated days sales outstanding were 69 days compared to 69 days at March 31, 2013 and 65 days at June 30, 2012.

•         Inventory was $350 million at June 30, 2013; inventory turns were 6.4 times compared to 6.3 at March 31, 2013 and 6.0 at June 30, 2012.

•         Repurchases of common shares for the second quarter totaled $9 million or  520 thousand  shares.

Second Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012.

	June 30,	March 31,	June 30,
	2013	2013	2012
Computers and related products for business
enterprises	29%	25%	31%
Industrial control equipment	30	30	26
Telecommunication equipment	23	26	25
Medical devices	12	13	10
Testing and instrumentation products	6	6	8
	100%	100%	100%

Third Quarter 2013 Outlook

•         Revenue between $590 and $620 million.

•         Diluted earnings per share between $0.28 and $0.32 (excluding restructuring and Thailand flood related items).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 23 facilities in nine countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statements “while the current macro environment provides limited visibility, we continue to see good long-term opportunities with new and existing customers” and “our business development efforts resulted in another quarter of robust bookings, providing a solid foundation for continued growth”, our sales and diluted earnings per share (excluding special items) guidance for the third quarter of 2013, as well as other statements, express or implied, concerning: the potential recovery of insurance proceeds; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2012, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three months ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Sales	$607,522	$630,031	$1,149,966	$1,223,448
Cost of sales	563,155	584,040	1,068,765	1,136,949
Gross profit	44,367	45,991	81,201	86,499
Selling, general and administrative expenses	23,311	22,779	45,710	45,280
Restructuring charges and integration costs	5,667	286	6,109	250
Asset impairment charge and other	2,606	-	2,606	-
Thailand flood related charges, net of insurance	-	4,658	-	14,876
Income from operations	12,783	18,268	26,776	26,093
Interest expense	(463)	(322)	(922)	(647)
Interest income	291	231	705	609
Other expense, net	(501)	(448)	(185)	(82)
Income before income taxes	12,110	17,729	26,374	25,973
Income tax expense	3,653	4,149	6,430	6,795
Net income	$8,457	$13,580	$19,944	$19,178

Earnings per share:
Basic	$0.16	$0.24	$0.37	$0.34
Diluted	$0.16	$0.24	$0.36	$0.33

Weighted-average number of shares used in calculating earnings per share:
Basic	54,207	56,963	54,500	57,223
Diluted	54,500	57,198	54,897	57,599

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$398,902	$384,579
Accounts receivable, net	464,491	459,081
Inventories, net	350,416	324,041
Other current assets	44,712	46,490
Total current assets	1,258,521	1,214,191
Long-term investments	10,575	10,324
Property, plant and equipment, net	173,954	176,104
Goodwill, net	37,912	37,912
Other, net	57,856	62,946
Total assets	$1,538,818	$1,501,477

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$538	$497
Accounts payable	294,222	260,622
Accrued liabilities	65,477	69,396
Total current liabilities	360,237	330,515
Capital lease obligations, less current installments	9,822	10,103
Other long-term liabilities	22,482	21,334
Shareholders’ equity	1,146,277	1,139,525
Total liabilities and shareholders’ equity	$1,538,818	$1,501,477